Exhibit 10.13

AMENDMENT NUMBER ONE TO

CHANGE IN CONTROL SEVERENCE BENEFITS AGREEMENT

Dated February 15, 2002

BETWEEN:

CROWN RESOURCES CORPORATION, a corporation incorporated under the laws of the State of Washington, herein after called the "Corporation" and

James R. Maronick, Chief Financial Officer of the Corporation, of the City of Lakewood, in the State of Colorado, hereinafter called the "Executive".

Whereas: The Corporation and the Executive entered into a Change in Control Agreement dated June 19th 2000 and the Corporation and the Executive wish to amend the agreement by adding the following:

               2. (v.)     Notwithstanding the above, the Corporation, is contemplating, with the approval of its Board of Directors, a Plan of Reorganization to be filed before the United States Bankruptcy Court for the District of Colorado (the "Plan") on or about March 1, 2001(the "Filing"); and

  (vi)     The Filing or the confirmation of the Plan prior to September 30, 2002 will not be deemed a change in control; and

  (vii)     Any action taken by the Corporation to comply with the provisions of the Plan, as filed, will not be deemed a change in control; and

  (viii)     A rejection of the Plan or a significant change to the Plan which results in a change in the Board as contemplated in the Plan or a change in the relative ownership of shares on either the outstanding shares or the fully diluted shareholding by more than 10% for any Class outlined in the Plan, will be deemed a change in control.

All other provisions of the agreement remain in effect.

IN WITNESS WHEREOF the parties hereto have set their hands and seals as of the date first written above.

Executive

Crown Resources Corporation

AMENDMENT NUMBER TWO TO

CHANGE IN CONTROL SEVERANCE BENEFITS AGREEMENT

Dated March 22, 2002

BETWEEN:

CROWN RESOURCES CORPORATION, a corporation incorporated under the laws of the State of Washington, hereinafter called the "Corporation" and

James R. Maronick, Chief Financial Officer of the Corporation, of the City of Lakewood, in the State of Colorado, hereinafter called the "Executive".

Whereas, the Corporation and the Executive entered into a Change in Control Severance Benefits Agreement dated June 19, 2000, as amended by that certain Amendment Number One to Change in Control Severance Benefits Agreement dated February 15, 2002 (the "Agreement"). The Corporation and the Executive now wish to amend the Agreement by adding the following language to the end of Section 2:

"For purposes of the foregoing, the conversion into common stock of the Corporation of any of the 10% Secured Convertible Promissory Notes or the 10% Convertible Subordinated Promissory Notes issued prior to or in connection with the confirmation of the Plan by the Court, and the exercise of any Warrants for the purchase of common stock of the Corporation issued prior to or in connection with the confirmation of the Plan by the Court, shall not constitute a change in beneficial ownership of securities of the Corporation or otherwise constitute a Change of Control of the Corporation for purposes of this Agreement."

All other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first written above.

"Executive"	Crown Resources Corporation

By:
James R. Maronick	Name:
Title: